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EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We have issued our report dated October 27, 2004, accompanying the financial statements included in the Annual Report of Innovex, Inc. on Form 10-K for the year ended September 30, 2004 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption "Experts".

/s/ Grant Thornton LLP

Minneapolis, Minnesota
January 11, 2005

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  EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM